UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2013

AMBIENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 WELLS AVENUE, SUITE 11, NEWTON, MASSACHUSETTS, 02459
(Address of principal executive offices, including Zip Code)

617- 332-0004
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01  Entry into a Material Definitive Agreement

On June 19, 2013, Ambient Corporation (the "Company") entered into the Second Amendment to Lease Agreement (the “Lease Amendment”) with NS 7/57 Acquisition LLC, a Delaware limited liability company (the "Lessor") for the renewal of the lease of its current office premises in Newton, Massachusetts The lease for the Company’s current office premises is due to expire on December 31, 2013.

Pursuant to the Lease Amendment, the lease term with respect to a portion of the existing office space has been extended to April 30, 2017. On or before December 31, 2013, the Company will be surrendering approximately 6,700 of square feet.  The Lease amendment will cover 20,242 rentable square feet spread out over two floors.

Pursuant to the Lease Amendment, base  rent is to be paid on a monthly basis and shall be approximately $34,542 for each month commencing February 1, 2014  through January 31, 2015; thereafter, approximately $35,385 for each month through January 31, 2016; and approximately $36,228 for each month through April 30, 2017. Rent is abated for the three month period from October 2013 through January 2014. The Company is also obligated to pay its pro-rated portion of all operating expenses.

Under the Lease Amendment, the Company will continue to have an option to extend the lease term for one additional three year period commencing on May 1, 2017 and continuing through April 30, 2020 upon written notice to be given to the Lessor on or before April 30, 2016.  Rent during the extension period will be at the then prevailing market rate.  Additionally, the Company will have the right of first offer with respect to the surrendered, which is exercisable on or before September 30, 2014 at the election of the Lessor. If exercised, the base rent for such portion of the premises would be at the same per square foot rate as the first floor premises.

The Lease Amendment also provides the Company with the option of expanding the leased facility to include an additional 4,121, of rentable square feet at any time while more than 18 months remain in the lease term upon written notice. If the Company elects to exercise the option to expand the premises on or before September 30, 2014, then the base rent for the expanded area will be at the same per square rate as for the first floor. If the option is exercised after September 30, 2014, then the base rent for the expanded area shall be at the then prevailing market rate.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: June 25, 2013	By:	/s/ John J. Joyce
John J. Joyce
Chief Executive Officer